UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              September 30, 2003
                                                              ------------------


                                  CERBCO, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


               0-16749                                    54-1448835
--------------------------------------- ----------------------------------------
       (Commission File Number)              (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                        20785-1608
--------------------------------------- ----------------------------------------
(Address of principal executive offices)                      (Zip Code)



               Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)





Item 5.    Other Events.

     See press release of the registrant dated September 30, 2003 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2003                    CERBCO, Inc.
                                            ------------------------------------
                                            (Registrant)


                                            By: /s/ George Wm. Erikson
                                            ------------------------------------
                                            George Wm. Erikson
                                            Chairman & General Counsel

                                                                   PRESS RELEASE
                                                           For Immediate Release


                       CERBCO REPORTS RESULTS FOR FY 2003

     LANDOVER, MD, September 30, 2003 - CERBCO, Inc. [OTC: CERB] reported a consolidated loss from continuing operations of -$2,047,528 (-$1.38 per share) and a consolidated net loss of -$2,721,806 (-$1.84 per share) for the fiscal year ended June 30, 2003. In the previous fiscal year, the Company recognized a consolidated loss from continuing operations of -$883,710 (-$0.60 per share) and a consolidated net loss of -$1,436,449 (-$0.97 per share). Sales of $8,880,602 and $18,152,666 recognized by Insituform East, Incorporated ("Insituform East"), now known as INEI Corporation, the Company's majority-controlled and then only operating segment, for the fiscal years ended June 30, 2003 and 2002, respectively, are included in the loss from discontinued operations.

                         CONSOLIDATED FINANCIAL SUMMARY

                                                 Three Months Ended June 30,      Years Ended June 30,
                                                 ---------------------------    ----------------------------
                                                       2003           2002          2003            2002
                                                       ----           ----          ----            ----

Sales                                              $         -    $         -    $         -       $       -
                                                  ==========================================================

Earnings (Loss) from Continuing Operations         $  105,877    $  (351,367)   $(2,047,528)    $  (883,710)

Earnings (Loss) from Discontinued Operations           50,810       (331,769)      (674,278)       (552,739)
                                                   -----------    -----------    -----------     -----------

Net Earnings (Loss)                                $  156,687    $  (683,136)   $(2,721,806)    $(1,436,449)
                                                   ===========    ===========    ===========     ===========

Basic and Diluted Loss per Share:

Earnings (loss) from continuing operations           $0.07           $(0.24)        $(1.38)         $(0.60)

Earnings (loss) from discontinued operations          0.03            (0.22)         (0.46)          (0.37)
                                                      ----             ----           ----            ----

Net earnings (loss) per share                        $0.10           $(0.46)        $(1.84)         $(0.97)
                                                      ====             ====           ====            ====

Basic and Diluted Weighted Average Shares
    Outstanding                                     1,482,956       1,482,956      1,482,956       1,482,956



     The Company attributed its unfavorable results for the fiscal year ended June 30, 2003 primarily to three factors: (1) a loss from goodwill impairment;
(2) the unfavorable results of the discontinued operations of Insituform East; and (3) a decrease in investment income resulting from a decline in interest rates. As a result of continuing losses and anticipated future operating losses to be incurred by Insituform East, the Company determined that the carrying amount of its investment in Insituform East, including goodwill, was impaired as of March 31, 2003. Accordingly, the Company took a write-off of all previously carried goodwill in the amount of $1,485,660 at that time. In addition, Insituform East recognized a consolidated net loss of -$1,716,979 on sales of $8,880,602 for its now discontinued operations in fiscal year 2003, which contributed a net loss from discontinued operations of -$674,278 (39.3%) to the Company. Finally, interest earned on the Company's marketable securities decreased $364,282 in fiscal year 2003, primarily due to a decrease in the average rate of return on such investments from 4.8% in fiscal year 2002 to 3.0% in fiscal year 2003.

     On June 18, 2003, Insituform East entered into an Asset Purchase Agreement with Insituform Technologies, Inc. ("ITI"), the licensor of the Insituform(R) process technology, providing for the sale to ITI of substantially all of the Company's non-real estate assets and on-going business. The Agreement also required Insituform East to change its name to INEI Corporation, effective with the closing. The closing of the sale occurred on September 5, 2003.

     Commencing in 1992, ITI entered the CIPP installation business and began to acquire North American licensees of its Insituform technology. By 2000, Insituform East was the only remaining independent North American Insituform licensee. In addition, the expiration of certain initial method patents for the Insituform process in 1994 permitted the entrance of new competitors, using generic processes, into the CIPP market. These competitors generally enjoy a significantly lower cost structure than did Insituform East due, among other reasons, to the typical absence of third-party royalty payments. The combined effect of the entry of ITI into the CIPP installation business and the entry of other, lower cost, competitors into its markets, severely and adversely affected Insituform East's competitive position and, consequently, its financial condition and results of operations. Insituform East's Board of Directors, therefore, concluded that the independent continuation of Insituform East in the CIPP marketplace was no longer economically viable or in the best economic interest of its stockholders.

     With the completion of the Asset Sale, the Insituform East Board of Directors, after due consideration has undertaken certain additional transactions designed to maximize Insituform East stockholder value. In this regard, subsequent to the execution of the Asset Purchase Agreement, on July 24, 2003, Insituform East entered into a Real Estate Contract of Sale for the sale of its real estate assets. Insituform East currently anticipates that additional transactions will take the form of the liquidation of its remaining assets, including the sale or disposition of the assets of its wholly-owned subsidiary, Try Tek Machine Works, Inc., and the satisfaction of Insituform East's liabilities, including personnel termination and related costs, sale transaction expenses and final liquidation costs.

     After completion of the Asset Sale and application of the net proceeds in the manner contemplated, and assuming ultimate release to the Company of the entire escrowed amount and after deduction of transaction costs in connection with the Asset Sale, Insituform East holds:

     o Two contiguous parcels of improved real property located in Landover, Maryland, historically held for the purpose of housing its corporate headquarters and CIPP business operations and which are the subject of the Real Estate Contract of Sale, which contemplates the sale of these properties for a combined price of $5,215,000;

     o One parcel of improved real property located in Hanover, Pennsylvania, used to house the business of Try Tek, which custom designs and builds machinery, including machinery used to rehabilitate pipelines using cured-in-place pipe processes;

     o Cash and cash equivalents in the approximate amount of $1,900,000, substantially all of which represents residual net proceeds from the Asset Sale;

     o    Residual inventory and equipment not part of the Asset Sale; and

     o    Accounts receivable in the approximate amount of $2,000,000.


     Insituform East and, consequently, the Company, will not have any ongoing operations subsequent to the Asset Sale, other than those of its wholly-owned subsidiary, Try Tek, and those operations are not expected to continue beyond September 30, 2003.

     Unless the Insituform East Board concludes, in accordance with its fiduciary obligations, that dissolution of Insituform East and liquidation and distribution of its assets are not in the best interest of Insituform East and its stockholders, Insituform East has undertaken in the now closed Asset Purchase Agreement with ITI that it will adopt a plan of dissolution and submit the plan to a vote of its stockholders no later than the next annual meeting, currently scheduled for December 18, 2003.

     Likewise, the Company's Board of Directors anticipates that, after consideration in due course, it also will undertake one or more transactions designed to maximize CERBCO stockholder value. Unless the Board concludes that dissolution of the Company and liquidation and distribution of its assets are not in the best interest of the Company and its stockholders, it is likely the Board will adopt a plan of dissolution also and submit the plan to a vote of stockholders no later than the Company's next annual meeting, also currently scheduled for December 18, 2003.

     This press release contains forward-looking statements, which are inherently subject to risks and uncertainties. The Company's future results and plans could differ materially from those currently anticipated due to a number of factors, including, without limitation, changes in interest rates and general economic conditions, legislative/regulatory changes and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

     CERBCO, Inc. [OTC:CERB] is a parent holding company with controlling interest in INEI Corporation [OTC:INEI] (formerly known as Insituform East, Incorporated).

                                      * * *
Contact:      Robert W. Erikson                    George Wm. Erikson
              President                            Chairman
              (301) 773-1784                       (301) 773-1784